EPR

EVANCIC PERRAULT ROBERTSON

CERTIFIED GENERAL ACCOUNTANTS

We hereby authorize Prime Holdings and INvestments, Inc. to use our audited financial statements of the Company as at December 31, 2001 in the Form 10-KSB Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 dated December 31, 2001.

Yours truly,

EVANCIC PERRAULT ROBERTSON

/s/ Andrea Agnoloni

Andrea Agnoloni (Mr.), CGA

Partner

102 - 1975 Lonsdale Avenue, North Vancouver, B.C V7M 2K3

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